As filed with the Securities and Exchange Commission on June 11, 1998
                                                      Registration No. 333-27867
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                  --------------------------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                      DIVERSIFIED CORPORATE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                Texas                                            75-1565578
   (State or other jurisdiction of                            (I.R.S. Employer
    incorporation or organization)                           Identification No.)

 12801 N. Central Expressway, Suite 350
            Dallas, Texas                                            75243
(Address of principal executive offices)                          (Zip Code)

                     ---------------------------------------

           DIVERSIFIED CORPORATE RESOURCES, INC. AMENDED AND RESTATED
                       1996 NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                     ---------------------------------------

               M. Ted Dillard                                    Copy to:
                 President                               Mark D. Wigder, Esq.
   Diversified Corporate Resources, Inc.                 Jenkens & Gilchrist,
   12801 N. Central Expressway Suite 350             A Professional Corporation
            Dallas, Texas 75243                     1445 Ross Avenue, Suite 3200
              (972) 458-8500                            Dallas, Texas  75202
   (Name, address and telephone number
including area code of agent for service)

                     ---------------------------------------




================================================================================

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 8.  Exhibits.

         (a)      Exhibits.

               The following document is filed as a part of this Registration Statement.

         Exhibit           Description of Exhibit
         -------           ----------------------

         3.3*              First Amendment to Bylaws  of the registrant (Exhibit
                           3.4)

         3.4               Second Amendment to Bylaws of the registrant

         4.3+* Diversified Corporate Resources, Inc. Amended and Restated 1996 Nonqualified Stock Option Plan

         4.4* First Amendment to the registrant's Amended and Restated 1996 Nonqualified Stock Option Plan (Exhibit 10.5)

         4.5* Stock Option granted to Anthony J. Bruno, effective November 13, 1997 (Exhibit 10.6)

         4.6* Stock Option granted to James Woo, effective November 13, 1997 (Exhibit 10.7)

         4.7* Form of Stock Option granted to certain employees of the registrant, effective November 13, 1997 (Exhibit 10.10)

         4.8* Stock Option Agreement by and between the registrant and Douglas G. Furra, effective June 1, 1997 (Exhibit 10.11)

         4.9* Stock Option Agreement by and between the registrant and Deborah A. Farrington, effective November 13, 1997 (Exhibit 10.12)

         4.10*             First  Amendment to  Stock  Option  Agreement  by and
                           between  the   registrant  and   Samuel  E.   Hunter,
                           effective March 20, 1998 (Exhibit 10.13)

--------------------

+        Stock option plan, management contract or compensatory arrangement.

* Filed as the exhibit shown in parentheses contained in the registrant's Form 10-Q (No. 001-13431) filed with the Commission on May 15, 1998, incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-27867 and has duly caused the same to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on June 10, 1998:


                                          DIVERSIFIED CORPORATE  RESOURCES, INC.



                                          By:      /s/ J. Michael Moore
                                                  ------------------------------
                                                  J. Michael Moore,
                                                  Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints M. Ted Dillard, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                 Signature                                         Capacity                                   Date
                 ---------                                         --------                                   ----

/s/ J. Michael Moore                               Chairman, Chief Executive Officer                      June 10, 1998
--------------------------------------------       and Director (Principal Executive
J. Michael Moore                                   Officer)

/s/ M. Ted Dillard                                 President, Secretary and Director                      June 10, 1998
--------------------------------------------
M. Ted Dillard

/s/ Douglas G. Furra                               Chief Financial Officer (Principal                     June 10, 1998
--------------------------------------------       Financial Officer and Principal
Douglas G. Furra                                   Accounting Officer)

/s/ Deborah A. Farrington                          Director                                               June 10, 1998
--------------------------------------------
Deborah A. Farrington

/s/ Samuel E. Hunter                               Director                                               June 10, 1998
--------------------------------------------
Samuel E. Hunter

/s/ A. Clinton Allen                               Director                                               June 10, 1998
--------------------------------------------
A. Clinton Allen




                                  EXHIBIT INDEX



                                                                                                         Sequential
      Exhibit                                                                                               Page
       Number                                       Document Description                                   Number
      -------                                       --------------------                                 -----------

         3.3*              First Amendment to Bylaws of the registrant (Exhibit 3.4)

         3.4               Second Amendment to Bylaws of the registrant

         4.3+*             Diversified Corporate Resources, Inc. Amended and Restated
                           1996 Nonqualified Stock Option Plan

         4.4*              First Amendment to the registrant's Amended and Restated
                           1996 Nonqualified Stock Option Plan (Exhibit 10.5)

         4.5*              Stock Option granted to Anthony J. Bruno, effective
                           November 13, 1997 (Exhibit 10.6)

         4.6*              Stock Option granted to James Woo, effective November
                           13, 1997 (Exhibit 10.7)

         4.7*              Form of Stock Option granted to certain employees of the
                           registrant, effective November 13, 1997 (Exhibit 10.10)

         4.8*              Stock Option Agreement by and between the registrant and
                           Douglas G. Furra, effective June 1, 1997 (Exhibit 10.11)

         4.9*              Stock Option Agreement by and between the registrant and
                           Deborah A. Farrington, effective November 13, 1997
                           (Exhibit 10.12)

         4.10*             First Amendment to Stock Option Agreement by and between
                           the registrant and Samuel E. Hunter, effective March 20,
                           1998 (Exhibit 10.13)

--------------------

+        Stock option plan, management contract or compensatory arrangement.

*        Filed as the exhibit shown in parentheses contained in the registrant's Form 10-Q (No. 001-13431) filed with the
         Commission on May 15, 1998, incorporated herein by reference.
